EXHIBIT 3.2

Entity #
DEAN HELLER	E0175492005-6
Secretary of State	Document Number:
204 North Carson Street, Suite 1	20050099441-24
Carson City, Nevada 89701-4299	Date Filed:
(775) 684 5708	10/19/2005 11:44:08 AM
Website: secretaryofstate.biz	In the office of
"Dean Heller"
Dean Heller
Secretary Of State

Certificate of Amendment (PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.	Name of corporation: MAXTOR HOLDINGS INC.

2.	The articles have been amended as follows (provide article numbers, if available):

Article 1 of the Articles of Incorporation be hereby replaced as follows:

ARTICLE 1

 The name of the corporation is MOBILEMAIL (US) INC.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 54.87%

4.	Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5.	Officer Signature (required):

/s/ Gary Flint
GARY FLINT, President and Secretary

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE
This form must be accompanies by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM 78.385 Amend 2003
Revised on: 11/03/03

1082235.1